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                                                                      EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration Statements on Form S-8 No. 33-86314 pertaining to the CompSavings Plan for Employees of CompUSA Inc., Form S-8 No. 33-99280 pertaining to the CompUSA Inc. Deferred Compensation Plan, Forms S-8 No. 33-45339, No. 33-72718, No. 33-99282, and
No. 333-18033 pertaining to the Long-Term Incentive Plan, and Form S-8 No. 333-06235 pertaining to the PCs Compleat, Inc. 1991 Stock Option Plan, of our report dated August 20, 1999, except for Note 2 as to which the date is November 8, 1999, with respect to the consolidated financial statements and schedule of CompUSA Inc. included in this Form 10-K/A for the fiscal year ended June 26, 1999.

                                                           /s/ Ernst & Young LLP

                                                               ERNST & YOUNG LLP

Dallas, Texas
November 17, 1999